UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2212772 (I.R.S. Employer Identification Number)

6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
(303) 531-0470
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey L. Vigil
Vice President—Finance and Chief Financial Officer
Uranium Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
(303) 531-0470
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Hilton, Esq.
David R. Crandall, Esq.
Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, Colorado 80202
Telephone: (303) 899-7300
Facsimile: (303) 899-7333

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)(4)

Common Stock, par value $0.001 per share

Debt Securities

Warrants

Units

Total			$60,000,000	$5,289.20

(1)

This registration statement covers up to $60,000,000 of an indeterminate principal amount or number of the securities of each identified class of securities. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $60,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate (A) number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions, (B) amount of debt securities as may be sold from time to time at indeterminate prices by the registrant and (C) number or amount of such securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution adjustment.

(2)

The proposed maximum aggregate offering price per unit and the aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Calculated pursuant to Rule 457(o) under the Securities Act. The $60,000,000 of securities registered hereunder includes $14,364,143 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-196880, which was declared effective June 30, 2014. Pursuant to Rule 415(a)(6) under the Securities Act, $1,747.86 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to such Unsold Securities. A filing fee of $5,289.20 was previously paid in connection with the initial filing of this registration statement on February 24, 2017 in connection with the $45,635,857 of new securities registered hereunder.

(4)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2017

PROSPECTUS

$60,000,000
Common Stock
Debt Securities
Warrants
Units

_____________________

We may offer and sell from time to time up to $60,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer common stock upon conversion of debt securities or upon the exercise of warrants.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “URRE.” As of March 3, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $78.0 million, based on 24,493,374 shares of outstanding common stock, of which 36,119 shares were held by affiliates, and a price of $3.19 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on January 11, 2017.

_____________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for factors you should consider before buying our securities.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is          , 2017

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

ii

WHERE YOU CAN FIND MORE INFORMATION

ii

INFORMATION INCORPORATED BY REFERENCE

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

iii

ABOUT URANIUM RESOURCES, INC.

1

RISK FACTORS

1

USE OF PROCEEDS

10

DILUTION

10

RATIO OF EARNINGS TO FIXED CHARGES

11

DESCRIPTION OF SECURITIES

11

PLAN OF DISTRIBUTION

24

LEGAL MATTERS

26

EXPERTS

26

_____________________

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.” Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

References to the “Company,” “URI,” “we,” “our” and “us” in this prospectus are to Uranium Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

_____________________

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $60,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering.  Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share. Unless otherwise noted, all share and per share information has been adjusted to reflect the one-for-twelve reverse stock split of our common stock that became effective after the close of trading on March 7, 2016.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), filed with the SEC on March 3, 2017;

•

our Current Reports on Form 8-K filed with the SEC on January 10, 2017, January 13, 2017, January 19, 2017, January 26, 2017, February 9, 2017, February 10, 2017 and February 16, 2017

(except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

•

the description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Uranium Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Jeffrey L. Vigil
(303) 531-0470

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. These forward-looking statements include management’s expectations regarding our adequacy of funding, liquidity, burn rate, exploration plans, reserves and mineralized uranium material, capital requirements, timing of receipt of mining permits and access rights, acquisition or partnering opportunities, sales or exchanges, production capacity of mining operations for properties in the Republic of Turkey, South Texas, New Mexico, Utah and Nevada and planned dates for commencement of production at such properties. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•

the availability of capital to URI;

•

the spot price and long-term contract price of uranium and lithium;

•

risks associated with our foreign operations;

•

the ability of URI to enter into and successfully close acquisitions, dispositions or other material transactions;

•

government regulation of the mining industry and the nuclear power industry in the United States and the Republic of Turkey;

•

operating conditions at our mining projects;

•

the world-wide supply and demand of uranium and lithium;

•

weather conditions;

•

unanticipated geological, processing, regulatory and legal or other problems we may encounter;

•

currently pending or new litigation;

•

our ability to maintain and timely receive mining and other permits from regulatory agencies; and

•

the risks set forth herein under the caption “Risk Factors.”

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

ABOUT URANIUM RESOURCES, INC.

Uranium Resources, Inc. is an energy metals exploration and development company. We presently hold exploration properties with lithium and uranium exploration potential, a uranium development property in the Republic of Turkey, as well as idled uranium production properties.  We were organized in 1977 to acquire and develop uranium projects in South Texas using the ISR process. Near term uranium production potential is now centered on our Temrezli ISR project in Turkey. URI also controls extensive exploration properties in Turkey under eight exploration and operating licenses covering approximately 39,000  acres with numerous exploration targets in Turkey, including the potential satellite Şefaatli project, which is 30 miles southwest of the Temrezli project. We have historically produced uranium by ISR methods in the state of Texas where we currently have ISR projects and two licensed processing facilities. We also have approximately 186,000 acres of mineral holdings in the prolific Grants Mineral Belt of the state of New Mexico, and 11,000 acres in the South Texas uranium province. URI acquired these properties over the past 25 years along with an extensive information database of historic drill-hole logs and analysis. None of URI’s properties are currently in production.  As of March 3, 2017 we had 33 employees.

Over 2016, we have developed a lithium focus with dominant land positions in highly prospective basins in Nevada and Utah.   Our focus is on developing low cost lithium brines.

Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0470. Our website is located at www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information” and “Information Incorporated by Reference.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

URI is not producing any metals at this time. As a result, we currently have no sources of operating cash. If we cannot monetize certain existing assets, partner with another company that has cash resources, find other means of generating revenue other than producing uranium or lithium and/or access additional sources of private or public capital, we may not be able to remain in business.

As a result of low uranium prices, we ceased production of uranium in 2009. We are not planning to commence production at any of our South Texas properties until we are able to acquire additional reserves or mineralized material and uranium prices recover to levels that will ensure that production, once resumed, is sustainable in the 300,000 to 500,000 pound range per year. Our ability to begin plant construction and wellfield development in Turkey and New Mexico is subject to availability of financing and activation of our permits and licenses. All of our lithium activities are highly prospective and may never generate revenue.  We do not have a committed source of financing for the development of our Temrezli project. There can be no assurance that we will be able to obtain financing for this project or our other projects. Our inability to develop the Temrezli or our other properties would have a material adverse effect on our future operations.

Until we begin uranium or lithium production, we have no way to generate cash inflows unless we monetize certain of our assets or through financing activities. Our future uranium or lithium production, cash flow and income are dependent upon the results of exploration as well as our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves. We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves. If we cannot monetize certain existing assets, partner with another company that has cash resources, find other means of generating revenue other than producing uranium or lithium and/or access additional sources of private or public capital, we may not be able to remain in business and holders of our securities may lose their entire investment.

Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium and lithium prices makes long-range planning uncertain and raising capital difficult.

Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium and lithium prices makes long-range planning uncertain and raising capital difficult.

Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium or lithium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties. Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium and lithium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. A significant, sustained drop in uranium prices may make it impossible to operate URI’s uranium business at a level that will permit us to cover our fixed costs or to remain in operation.

The Company has no known lithium mineral reserves and it may not find any lithium and, even if it finds lithium, it may not be in economic quantities.

The Company has no known lithium mineral reserves at its Columbus Basin Project, Sal Rica Project or any other property. Additionally, even if the Company finds lithium in sufficient quantities to warrant recovery, it ultimately may not be recoverable. Finally, even if any lithium is recoverable, the Company does not know whether recovery can be done at a profit. The Company’s lithium activities are highly prospective and may not result in any benefit to the Company.

If we are unable to raise additional capital, our business may fail and holders of our securities may lose their entire investment.

We had approximately $3.3 million in cash at December 31, 2016 and $6.8 million at February 13, 2017. On average, URI expended approximately $0.8 million of cash per month during 2016, which is expected to continue during 2017.  There can be no assurance that URI will be able to obtain additional capital after it exhausts its current cash. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities would likely result in substantial dilution to existing holders of our securities. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.

If additional capital is not available in sufficient amounts or on a timely basis, URI will experience liquidity problems, and URI could face the need to significantly curtail current operations, change our planned business strategies and pursue other remedial measures. Any curtailment of business operations would have a material negative effect on operating results, the value of our outstanding stock is likely to fall, and our business may fail, causing holders of our securities to lose their entire investment.

Our foreign operations subject us to a number of significant regulatory and legal risks that may have a material adverse impact on our prospects, projects, financial condition and results of operations.

Our acquisition of Anatolia Energy significantly increased the importance of foreign operations to our future prospects and growth, and our foreign operations expose us to a number of risks. These risks include such things as:

•

enforcement of unfamiliar or uncertain foreign real estate, mineral tenure, contract, water use, mine safety and environmental laws and policies;

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challenges to mining, processing and related permits and licenses, or to applications for permits and licenses, by or on behalf of regulatory authorities, indigenous populations, non-governmental organizations or other third parties;

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war, crime, terrorism, sabotage, civil unrest and uncertain political and economic environments;

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renegotiation, nullification or forced modification of existing contracts, licenses, permits, approvals, concessions or the like;

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corruption;

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challenges in overseeing employees and contractors, including the risk that our employees and independent contractors may engage in unauthorized or illegal activity;

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exchange and currency controls and fluctuations;

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limitations on foreign exchange and repatriation of earnings;

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restrictions on mineral production and price controls;

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seizure of mineral production and expropriation or nationalization of property;

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changes in legislation, including changes related to taxation, new or increased mining royalty interests, import and export regulations, foreign ownership, foreign trade and foreign investment;

•

high rates of inflation; and

•

labor practices and disputes.

In addition, we face the numerous risks as a new acquirer that our expectations may not be realized and that we may encounter unexpected problems. We continue to review Anatolia Energy’s operations in Turkey, including compliance with local laws and applicable permitting requirements. In the event we determine material noncompliance, we could face fines or restrictions on our ability to develop our projects in Turkey, which could have a material adverse effect on our prospects, projects, financial condition and results of operations.

In addition, regulatory, permitting and business arrangements in foreign jurisdictions are subject to extensive laws and regulations intended to prevent improper payments, fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of business arrangements that are commonplace in such foreign jurisdictions, and violations of such laws and regulations could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties.

The benefits of integrating URI and Anatolia Energy may not be realized.

To be successful on a going forward basis, we will need to combine and integrate the operations of URI and Anatolia Energy into one company. Integration will require substantial management attention and could detract attention from the day-to-day business of the combined company. We could encounter difficulties in the integration process, such as the need to revisit assumptions about reserves, future production, revenues, capital expenditures and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities. If we cannot integrate URI’s and Anatolia Energy’s businesses successfully, we may fail to realize the expected benefits of the Anatolia Transaction.

The Anatolia Transaction is expected to result in an ownership change for URI under Section 382 of the Code, potentially limiting the use of URI’s net operating loss carryforwards and certain other tax attributes in future years. In addition, URI’s ability to use its net operating loss carryforwards may be further limited if taxable income does not reach sufficient levels.

As of December 31, 2016 , URI had approximately $ 235.1 million of net operating loss (“NOL”) carryforwards available to reduce U.S. federal taxable income in future years. Under Section 382 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its postchange income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period.

The Anatolia Transaction is expected to result in an ownership change under Section 382 of the Code for URI, potentially limiting the use of URI’s NOL carryforwards in future taxable years for U.S. federal income tax purposes. These limitations may affect the timing of when these NOL carryforwards can be used which, in turn, may impact the timing of when cash is used to pay the taxes of URI and have a negative impact on URI’s financial position and results of operations. In addition, URI’s ability to use its NOL carryforwards will be dependent on its ability to generate taxable income. Some portion of the NOL carryforwards could expire before URI generates sufficient taxable income.

Section 382 of the Internal Revenue Code could apply and limit our ability to utilize a portion of the U.S. net operating loss carryforwards. Following the issuance of the Company's Common Stock in 2001, the Neutron merger in 2012 and the Anatolia Transaction in 2015, the ability to utilize the net operating loss carryforwards will be severely limited on an annual and aggregate basis. A formal Section 382 study has not been completed, therefore the actual usage of US net operating loss carryforwards has not been determined. Similar limitations apply to the state net operating loss carryforwards related to the Neutron acquisition.

Certain of our mineral properties may be subject to defects in title and we are at risk of loss of ownership.

Many of our mining properties are unpatented mining claims to which we have only possessory title. The validity of unpatented mining claims is often uncertain and such validity is always subject to contest. Unpatented mining claims are generally considered subject to greater title risk than patented mining claims or other real property interests that are owned in fee simple. Because unpatented mining claims are self-initiated and self-maintained, they possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims from public real property records, and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location, perfection and maintenance of an unpatented mining claim. The present status of our unpatented mining claims located on public lands allows us the exclusive right to remove locatable minerals, such as uranium and lithium. We are also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the public land remains with the federal government. We remain at risk that the mining claims may be lost either to the federal government or to rival private claimants due to failure to comply with statutory requirements. In addition, we may not have, or may not be able to obtain, all necessary surface rights to develop a property.

We may incur significant costs related to defending the title to our properties. A successful claim contesting our title to a property may cause us to compensate other persons or perhaps reduce our interest in the affected property or lose our rights to explore and develop that property. This could result in us not being compensated for our prior expenditures relating to the property.

Our business could be adversely affected if we are unable to successfully renegotiate certain of our leases.

We are currently seeking to renegotiate the leases relating to our Cebolleta and Juan Tafoya projects. Each of the Cebolleta and Juan Tafoya leases has an initial term of ten years beginning in 2007 and 2006, respectively, and can be extended on a year-to-year basis. The leases require certain annual payments and provide other terms that are the subject of our current negotiations. While we are seeking to amend the current leases or enter into new leases for our Cebolleta and Juan Tafoya projects on terms more favorable to the Company and more reflective of current uranium market conditions, there can be no assurance that we will be successful in such efforts, and the lessors could demand terms that are unacceptable to us or refuse to engage in negotiations. If we are unable to reach agreement with the lessors, we could decide to terminate the Cebolleta and Juan Tafoya leases and abandon the projects. If we were to abandon these projects, it is unlikely we could recoup any of our costs, and abandonment would result in a substantial impairment of our assets. Such an impairment charge could cause the price of our stock to decline.

Exploration and development of uranium and lithium properties are risky and subject to great uncertainties.

The exploration for and development of uranium and lithium deposits involve significant risks. It is impossible to ensure that the current and future exploration programs on our existing properties will establish reserves. Whether a ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium and lithium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; availability of labor, labor costs and possible labor strikes; availability of drilling rigs; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. Most exploration projects do not result in the discovery of commercially mineable deposits of minerals and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

We may enter into acquisitions, dispositions or other material transactions at any time.

We are regularly engaged in a review of opportunities to acquire or dispose of properties, to partner with other companies on projects or to acquire or merge with companies. We currently, and generally at any time, have such opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions or dispositions. Any such acquisition or disposition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing holders of our securities. In addition, any such acquisition, disposition or other transaction may have other transaction specific risks associated with it, including risks related to the completion of the transaction, the project or the jurisdictions in which the project is located. We could enter into one or more acquisitions, dispositions or other transactions at any time.

The developments at the Fukushima Daiichi Nuclear Power Plant in Japan continue to have a negative impact on the uranium markets and public acceptance of nuclear energy is uncertain.

The developments at the Fukushima Daiichi Nuclear Power Plant following the earthquake and tsunami that struck parts of Japan in March 2011 created heightened concerns regarding the safety of nuclear power plants and the ability to safeguard the material used to fuel nuclear power plants. The impact on the perception of the safety of nuclear power resulting from this event may cause increased volatility of uranium prices in the near to mid-term as well as uncertainty involving the continued use and expansion of nuclear power in certain countries. A reduction in the current or the future generation of electricity from nuclear power could result in a reduced requirement for uranium to fuel nuclear power plants which may negatively impact URI in the future.

Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. The developments at the Fukushima Daiichi Nuclear Power Plant may affect public acceptance of nuclear technology. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

The only significant market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

The attractiveness of uranium as an alternative fuel to generate electricity may be dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low-cost sources of energy. If the prices of alternative energy sources decrease or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in a decrease in the price of uranium.

Because of the unique difficulties and uncertainties inherent in new mineral exploration ventures, the Company’s lithium exploration activities face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration ventures and the high rate of failure of such ventures. The likelihood of success of the Company’s lithium exploration activities must be considered in light of the potential problems, expenses, difficulties, complications and delays encountered in connection with the exploration of new mineral properties. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. The expenditures to be made by the Company in the exploration of its new lithium claims may not result in the discovery of lithium deposits. Problems such as unusual or unexpected formations and other conditions are involved in new mineral exploration and often result in unsuccessful exploration efforts. If the results of the Company’s new exploration ventures do not reveal viable commercial mineralization, it may decide to abandon its claims. If this happens, the Company will not benefit from any of the expenditures it will incur in pursuing the claims.

The Company’s experience in uranium exploration may not apply to its plans for lithium exploration or development.

Although the Company and the members of its management team have significant experience in uranium exploration and development that appears to be synergistic with lithium exploration and development, neither the Company nor any member of its management team has directly engaged in the exploration for or development of lithium deposits. In particular, the Company believes there are similarities between the exploration for and development of lithium brines and the ISR of uranium, but it may not have sufficiently detailed expertise to effectively explore for and develop lithium deposits. The Company’s lack of specific lithium experience may lead it to fail to realize the anticipated benefits of its lithium exploration and development activities and may adversely affect its financial condition and results of operations. In addition, the Company may need to hire employees or retain consultants with the requisite experience in lithium exploration and development that are not currently anticipated in the near-term.

Volatility in lithium prices may make it commercially infeasible for the Company to develop its claims and may result in the Company not receiving an adequate return on invested capital.

The Company’s lithium exploration and development activities may be significantly adversely affected by volatility in the price of lithium. Mineral prices fluctuate widely and are affected by numerous factors beyond its control such as global and regional supply and demand, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, and the political and economic conditions of mineral-producing countries throughout the world. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company’s lithium activities not producing an adequate return on invested capital to be profitable or viable.

Our operations are each subject to environmental risks.

We are required to comply with environmental protection laws, regulations and permitting requirements in the United States and the Republic of Turkey, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations of the NNEPA, as applicable.

We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. Mining operations may be subject to other laws administered by the USEPA and other agencies.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium ISR, mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in ISR, mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and ISR sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays our intended activities.

Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

Closure and remediation costs for environmental liabilities may exceed the provisions we have made.

Natural resource companies are required to close their operations and rehabilitate the lands in accordance with a variety of environmental laws and regulations. Estimates of the total ultimate closure and rehabilitation costs for extractive operations are significant and based principally on current legal and regulatory requirements and closure plans that may change materially. Any underestimated or unanticipated rehabilitation costs could materially affect our financial position, results of operations and cash flows. Environmental liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized remediation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income in the related period.

The laws and regulations governing closure and remediation in a particular jurisdiction are subject to review at any time and may be amended to impose additional requirements and conditions which may cause our provisions for environmental liabilities to be underestimated and could materially affect our financial position or results of operations.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers. If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of minerals, we would be subject to additional risks respecting any development and production activities.

Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons. In addition, the insurance industry is undergoing change and premiums are being increased. If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

Reserve and other mineralized material calculations are estimates only, and are subject to uncertainty due to factors including the price of uranium and lithium, inherent variability of the ore and recoverability of uranium and lithium in the recovery process.

The calculation of reserves, other mineralized material tons and grades are estimates and depend upon geological interpretation and geostatistical relationships or assumptions drawn from drilling and sampling analysis, which may prove to be unpredictable. There is a degree of uncertainty attributable to the calculation of reserves and mineralized material and their corresponding grades. Until reserves and other mineralized materials are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of reserves and other mineralized materials may vary depending on the price of uranium and lithium. Any material change in the quantity of reserves, other mineralized materials, mineralization or grade may affect the economic viability of our properties.

Our inability to obtain financial surety would threaten our ability to continue in business.

Future financial surety requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly as future development and production occurs at certain of our sites in the United States and Turkey. The amount of the financial surety for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the financial surety instruments will require us to provide cash collateral for a significant amount of the face amount of the bond to secure the obligation. In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

Competition from better-capitalized companies affects prices and our ability to acquire both properties and personnel.

There is global competition for uranium and lithium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium and lithium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

Our future uranium production will also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR and/or underground mining facilities. If we are unable to successfully compete for properties, capital, customers or employees or with alternative uranium sources, it could have a materially adverse effect on our results of operations.

Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

Because we have limited capital we may be unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability. Our business could be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant.

Terms of subsequent financings may adversely impact holders of our securities.

In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, holders of our securities’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of holders of our securities until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Shareholders could be diluted if we were to use common stock to raise capital.

We may need to seek additional capital to carry our business plan. This financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. Any issuance of additional shares of our common stock could be dilutive to existing holders of our securities and could adversely affect the market price of our common stock.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. As the ratios of earnings to fixed charges indicate less than one-to-one coverage in each of the years presented, we have provided the coverage deficiency amounts for those periods. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,
	2016	2015	2014	2013	2012
	(in thousands)
Deficiency of earnings available to cover fixed charges(1)	$ (19,605)	$ (15,143)	$ (10,684)	$ (20,294)	$ (19,361)

(1)

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of reported net loss plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest. Due to losses for the years ended December 31, 2016, 2015, 2014, 2013, and 2012, earnings were insufficient to cover fixed charges for these periods.

For the periods indicated above, we had no authorized or outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

DESCRIPTION OF SECURITIES

Common Stock

The following description of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws is only a summary. You should refer to the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of March 3, 2017, approximately 24.5  million shares of our common stock were issued and outstanding, all of which are fully paid and non-assessable. In addition, there were approximately 0.3 million shares of our common stock issuable upon exercise of outstanding stock options and warrants and upon vesting of outstanding restricted stock units as of December 31, 2016. Our common stock is currently traded on the Nasdaq Capital Market under the symbol “URRE.”

There are no other preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing holders of our securities should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available therefore and to share ratably in our assets upon liquidation.

Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present. The presence, in person or by proxy, of the holders of one-third of our outstanding shares is necessary to constitute a quorum at a stockholders meeting.

Computershare Trust Company, Canton, Massachusetts is the transfer agent and registrar for our common stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that holders of our securities may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision.    We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Authorized but Unissued Stock.    Our restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of capital stock, par value $0.001 per share. As of March 3, 2017 approximately 24.5 million shares of our common stock were issued and outstanding. Our Board of Directors has the authority, without further approval of the stockholders, to issue such shares, which would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.    Our amended and restated bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Amendment of Bylaws.    Our Board of Directors is expressly authorized to alter or repeal our bylaws.

Special Meetings of Stockholders.    Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.

Debt Securities

Our debt securities may be issued from time to time in one or more series and may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series. When describing any debt securities, references to “we”, “us” and “our” refer to the issuer of those debt securities and not to any of its subsidiaries.

The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus and the applicable prospectus supplement, indenture and form of debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. The indenture does provide that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

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the title and authorized denominations of those debt securities;

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any limit on the aggregate principal amount of that series of debt securities;

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the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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the right, if any, to extend the interest payment periods and the duration of the extensions;

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the guarantors, if any, of our obligations under the debt securities;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;

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the denominations in which those debt securities will be issuable;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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the nature and terms of any security for any secured debt securities;

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the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of the Company’s common stock or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture, and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed or transferred has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

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failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•

failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

•

events in bankruptcy, insolvency or reorganization relating to us; or

•

any other event of default provided in the applicable officer’s certificate, resolution of our Board of Directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•

the holder has previously given to the trustee written notice of a continuing default;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•

the requesting holders have offered the trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;

•

the trustee has not instituted the action within 60 days of the request and offer of indemnity; and the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•

evidence the assumption by a successor entity of our obligations;

•

add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•

add any additional events of default;

•

cure any ambiguity or correct any inconsistency or defect in the indenture provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•

add guarantees to or secure any debt securities;

•

establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•

add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

•

change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon us;

•

supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

•

conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

•

eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is no longer required;

•

modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•

extend the final maturity of any debt security;

•

reduce the principal amount or premium, if any;

•

reduce the rate or extend the time of payment of interest;

•

change the method of calculating the rate of interest in a manner adverse to the holders of any outstanding debt securities;

•

reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•

change the currency in which the principal, and any premium or interest, is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due;

•

if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•

a default in the payment of the principal of or premium or interest on any such debt security; or

•

a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or with its custodian and such global securities shall be registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•

by the depositary for the registered global security to its nominee;

•

by a nominee of the depositary to the depositary or another nominee of the depositary; or

•

by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•

any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•

will not be entitled to have the debt securities represented by a registered global security registered in their names;

•

will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•

will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.

Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an event of default has occurred and is continuing and the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so request, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion and subject to the depositary’s procedures decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that in the event that the trustee resigns or is removed with respect to less than all series of debt securities outstanding under the indenture, there may be more than one trustee under the indenture. If there are different trustees for different series of debt securities under the indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, the trustee must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Warrants

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•

the offering price and aggregate number of warrants offered;

•

the currency for which the warrants may be purchased;

•

if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•

the terms of any rights to redeem or call the warrants;

•

any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire;

•

the manner in which the warrant agreements and warrants may be modified;

•

a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•

the terms of the securities issuable upon exercise of the warrants; and

•

any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue units consisting of common stock, debt securities or warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•

the designation and terms of the units and of the common stock, debt securities and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

any provisions of the governing unit agreement that differ from those described below; and

•

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Securities—Common Stock,” “Description of Securities—Debt Securities” and “Description of Securities—Warrants” will apply to each unit, as applicable, and to any common stock, debt security and warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together

•

through one or more underwriters or dealers in a public offering and sale by them;

•

directly to investors;

•

through agents; or

•

through any combination of any of these methods of sale.

We may sell the securities from time to time:

•

in one or more transactions at a fixed price or prices, which may be changed from time to time;

•

at market prices prevailing at the times of sale;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the Nasdaq or other principal market for our common stock. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Uranium Resources, Inc. for the fiscal years ended December 31, 2016 and December 31, 2015 incorporated by reference herein have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are incorporated by reference in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$5,289
FINRA fee		*
Legal fees and expenses		*
Trustee’s fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Miscellaneous fees and expenses		*

Total Expenses	$	*

___________________

(1)

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.

Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into an indemnification agreement with each director and officer that provides for indemnification and advancement of litigation expenses to fullest extent permitted by the DCGL.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.

Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this registration statement on Form S-3.

Item 17.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 3rd day of March, 2017.

URANIUM RESOURCES, INC.
By:	/s/ JEFFREY L. VIGIL
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Messrs. Christopher M. Jones and Jeffrey L. Vigil and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER M. JONES _______________________________ Christopher M. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2017
/s/ JEFFREY L. VIGIL _______________________________ Jeffrey L. Vigil	Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2017
/s/ PATRICK N. BURKE _______________________________ Patrick N. Burke	Director	March 3, 2017
/s/ MARVIN K. KAISER _______________________________ Marvin K. Kaiser	Director	March 3, 2017
/s/ TRACY A. STEVENSON _______________________________ Tracy A. Stevenson	Director	March 3, 2017

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
2.1

Scheme Implementation Agreement, dated June 3, 2015, between the Company and Anatolia Energy Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 4, 2015).

2.2

Purchase and Exchange Agreement, dated June 26, 2015, among Energy Fuels Inc., Strathmore Resources (US) Ltd., the Company, Uranco, Inc., Neutron Energy, Inc. and Hydro Resources, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 26, 2015).

2.3

Share Purchase Agreement, dated April 7, 2016, among the Company, URI, Inc. and Laramide Resources, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2016).

2.4

Amendment to Share Purchase Agreement, dated December 14, 2016, among the Company, URI, Inc. and Laramide Resources, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 14, 2016).

2.5

Amendment No. 2 to Share Purchase Agreement, effective December 22, 2016, among the Company, URI, Inc. and Laramide Resources, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 10, 2017).

4.1		Restated Certificate of Incorporation of the Company, as amended through March 8, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 8, 2016).
4.2		Amended and Restated Bylaws of the Company effective November 9, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 9, 2015).
4.3	***	Form of Common Stock Certificate.
4.4	***	Form of Indenture.
4.5	*	Form of Warrant Agreement.
4.6	*	Form of Warrant Certificate.
4.7	*	Form of Unit Agreement.
5.1	***	Opinion of Hogan Lovells US LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1	***	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2		Consent Hein & Associates LLP.
24	***	Power of Attorney (included on signature page).

______________________

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**

To be filed in accordance with the Trust Indenture Act of 1939, as amended.

***

Previously filed.